UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue Needham, MA 02494
(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 4, 2022, Tripadvisor, Inc. issued a press release announcing its preliminary financial results for the quarter ended March 31, 2022. Tripadvisor, Inc. also posted a letter to shareholders from Stephen Kaufer, President and Chief Executive Officer, and Ernst Teunissen, Chief Financial Officer, on the “Investor Relations” section of its website at http://ir.tripadvisor.com/events-and-presentations. The full text of this press release and letter are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Items 2.02 and Exhibit 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 4, 2022, the Company announced that Matthew Goldberg will join the Company as President and Chief Executive Officer on or before July 1, 2022 (the “Effective Date”). A copy of this press release is furnished as Exhibit 99.3 to this report.

Matt Goldberg, age 51, is an executive with large scale global consumer internet and B2B skill sets. Mr. Goldberg is currently the founding director of Dataphilanthropy, a role he commenced following his role at The Trade Desk, a global technology company, where he served as Executive Vice President, North America and Global Operations from February 2020 through March 2021. Before joining The Trade Desk, Mr. Goldberg served as Global Head of M&A and Strategic Alliances for News Corp from December 2016 to December 2019 and Senior Vice President, Global Market Development and Head of Corporate Development for Qurate, formerly known as QVC, from October 2013 through November 2016. Prior to that, Mr. Goldberg was CEO of Lonely Planet, a travel guide publisher, for nearly five years. Mr. Goldberg currently serves on the Board of Directors of Blue Ocean Acquisition Corp., a blank check company traded on The Nasdaq Stock Market, as well as several private companies, and is active in philanthropy and non-profit leadership. Mr. Goldberg holds a Master of Business Administration degree from the Stanford University Graduate School of Business, a Master of Arts from University of Melbourne and a Bachelor of Arts degree from Cornell University.

In connection with his appointment, on May 2, 2022, the Company entered into an employment letter agreement (the “Letter Agreement”) with Mr. Goldberg. The Letter Agreement provides that during the term of his employment:

•	Mr. Goldberg will be paid an annual base salary of $800,000, which base salary will increase to $900,000 effective January 1, 2023.

•

Mr. Goldberg will receive a signing bonus of $500,000, such amount to be repaid in full should Mr. Goldberg terminate his employment with the Company of his own volition other than for Good Reason or should the Company terminate his employment for Cause (as such terms are defined in the Letter Agreement) prior to completing 12 months of employment.

•

For a period of no less than twelve months commencing on the Effective Date, the Company will pay Mr. Goldberg $10,000 per month to maintain a residence within 20 miles of the Company’s Needham office.

•

Mr. Goldberg will receive a one-time equity award pursuant to the Company’s 2018 Stock and Annual Incentive Plan, as amended (“Stock Plan”), of performance based restricted stock units (“PSUs”) with a grant date value of $3,500,000, such PSUs to vest on the third anniversary of the Effective Date (the “Vesting Date”), with 25% vesting if the Reference Price (as defined below) is equal to or greater than $35.00 but less than $45.00, 50% of the PSUs if the Reference Price is equal to or greater than $45.00 but less than $55.00 and 100% of the PSUs if the reference price is equal to or greater than $55.00, subject to Mr. Goldberg remaining employed with the Company through the Vesting Date, subject to the termination provisions summarized below. Reference Price means a volume weighted average price of a share as reported on Bloomberg (or equivalent wire service) over a thirty (30) trading day period between the first anniversary of the Effective Date and the Vesting Date, such Reference Prices to be binary with no interpolation.

•

Mr. Goldberg will receive an award of restricted stock units (“RSUs”) and stock options pursuant to the Stock Plan, such awards representing annual awards for 2022 and 2023. The RSUs will have an award value of $4,762,500 and the stock options will have an award value of $4,762,500, and will each vest 25% on the first anniversary of the Effective Date, and 6.25% on the first day of each of the next 12 quarters, such that both awards are fully vested on the fourth anniversary of the Start Date, in each case, subject to Mr. Goldberg remaining employed with the Company through the applicable vesting date, subject further to the termination provisions summarized below.

•

Mr. Goldberg will be eligible for an annual bonus, subject to achievement of individual and corporate objectives to be established and to approval of the Company’s Compensation Committee, with a target of 100% of base salary and a minimum of $800,000 guaranteed for 2022, although the bonus related to partial year 2022, shall be payable on a pro rata basis.

•

Beginning in 2024, Mr. Goldberg will be eligible for annual equity grants pursuant to the Company’s Stock Plan, with an annual target award value of $6,350,000 in a combination of RSUs, stock options and/or other forms of equity award, subject to achievement of individual and corporate objectives and other terms and conditions, including with respect to vesting, approved by the Company’s Compensation Committee.

•

Mr. Goldberg will participate in the Tripadvisor, Inc. Executive Severance Plan (the “Severance Plan”) and, as such, eligible to receive severance benefits pursuant to the Severance Plan under certain circumstances, including involuntary termination of employment by the Company without Cause, and in connection with a Change in Control, and the involuntary termination of his employment by the Company without Cause or resignation by him for Good Reason, as each of those terms is used in the Severance Plan. In addition to the benefits that he would otherwise be entitled to under the Severance Plan, Mr. Goldberg will be entitled to the following rights and benefits:

•
in the case of the termination of his employment due to his death, payment of his 2022 annual bonus and the full acceleration of any outstanding and unvested equity awards, with the Reference Price for the PSUs being deemed to be achieved at 100%;

•
in the case of the termination of his employment without Cause or for Good Reason (as such terms are defined in the Letter Agreement), not in connection with a Change in Control (as such term is defined in the Severance Plan), (A) the Company will consider in good faith the payment of an annual bonus on a pro rata basis for the year in which the termination of employment occurs, and (B) all equity awards that are outstanding and unvested at the time of such termination but which would but for termination of employment have vested during the 18 month following such termination shall vest as of the date of such termination (including on a pro-rata basis for cliff vesting), subject to the achievement of any performance conditions attached to such equity awards (including the PSUs); and

•
in the case of death or a termination of employment without Cause or for Good Reason (as such terms are defined in the Letter Agreement), any vested stock options (including pursuant to any acceleration provisions) shall remain exercisable through the date that is 18 months following the date of any termination of employment.

In the event of a change to the Severance Plan, Mr. Goldberg will remain entitled to no less than the severance benefits set forth in the Severance Plan as of the date of the Letter Agreement. In addition to these severance benefits, the Stock Plan provides for accelerated vesting of equity awards in the event of certain terminations in connection with a change in control as described in the Company’s proxy statement for its 2022 annual meeting of stockholders.

Mr. Goldberg has agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from the Effective Date through 12 months after the termination of employment.

Since January 1, 2021, Mr. Goldberg has not been a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000. There are no family relationships between Mr. Goldberg and any other director or executive officer of the Company.

The foregoing description of the Letter Agreement is summary in nature and is qualified in its entirety by the text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

(e) On May 3, 2022, the Company entered into a Consulting Services Agreement with Stephen Kaufer, Co-Founder, President and Chief Executive Officer of the Company, in order to facilitate an orderly transition to Matt Goldberg, the successor President and Chief Executive Officer. Mr. Kaufer will step down from his role as President and Chief Executive Officer of the Company concurrently with Mr. Goldberg joining the Company in such role. The term of the Consulting Services Agreement shall commence on July 2, 2022 and continue until July 1, 2024. Pursuant to such agreement, Mr. Kaufer will continue to provide strategic advisory and consulting services to Mr. Goldberg, or other senior executives of the Company or members of the Tripadvisor Board of Directors. Mr. Kaufer also agreed to continue to comply with certain restrictive covenants regarding nondisclosure, developments and non-competition. In consideration for such agreements and the provision of the services described in the Consulting Services Agreement, the Company agreed that (i) certain unvested equity awards granted to Mr. Kaufer, that would otherwise be forfeited, shall continue to vest during the term of the Consulting Services Agreement in their normal course in accordance with the terms of the award documents, and (ii) all vested stock options shall expire either 90 days from the termination of the Consulting Services Agreement or upon the original expiration date, whichever is earlier.

The foregoing description of the Consulting Services Agreement is summary in nature and is qualified in its entirety by the full text of the Consulting Services Agreement, which is attached hereto as Exhibit 10.2 and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Letter Agreement dated May 2, 2022 between Tripadvisor LLC and Matt Goldberg.

10.2	Consulting Services Agreement dated May 3, 2022 between Tripadvisor LLC and Stephen Kaufer.

99.1	Press Release of Tripadvisor, Inc. dated May 4, 2022 regarding earnings.

99.2	Q1 2022 Letter to Shareholders dated May 4, 2022.

99.3	Press Release of Tripadvisor, Inc. dated May 4, 2022 regarding new CEO.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Date: May 4, 2022	By:	/S/ ERNST TEUNISSEN
Ernst Teunissen
Chief Financial Officer